Exhibit 23.3

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                We consent to the incorporation by reference in this Registration Statement on Form S-8 of Conexant Systems, Inc. (“Conexant”) of our report dated July 21, 2003, with respect to the financial statements of the Wireless LAN Product Group of Intersil Corporation, acquired by GlobespanVirata Inc. in August 2003, incorporated by reference in the Registration Statement on Form S-8 from Conexant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 12, 2004.

/s/ ERNST & YOUNG LLP Ernst & Young LLP

Orlando, Florida March 11, 2004